BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026

                                                                    EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 2005 relating to the consolidated financial statements of MRU Holdings, Inc. and Subsidiaries, which appears in MRU Holdings, Inc. and Subsidiaries Annual Report on Form 10-KSB for the year ended June 30, 2005.


/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
November 29, 2005